Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 146 to the Registration Statement on Form N–1A of Fidelity Municipal Trust: Fidelity Flex Conservative Income Municipal Bond Fund, Fidelity Flex Municipal Income Fund, Fidelity Michigan Municipal Income Fund, Fidelity Minnesota Municipal Income Fund, Fidelity Municipal Income Fund, Fidelity Ohio Municipal Income Fund, and Fidelity Pennsylvania Municipal Income Fund of our reports dated February 9, 2024; Fidelity Limited Term Municipal Income Fund of our report dated February 12, 2024; Fidelity Conservative Income Municipal Bond Fund of our report dated February 14, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended December 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 21, 2024